EX-99.B(g)nccustappa

APPENDIX A
TO THE
CUSTODIAN AGREEMENT
BETWEEN
WADDELL & REED ADVISORS NEW CONCEPTS FUND, INC.
AND
UMB BANK, N.A.

Dated as of March 31, 2003

The Fund shall be responsible for providing the Custodian the net asset levels the Custodian requires to calculate the net asset portion of the Custodian's fees. Such determinations shall be based upon the average monthly assets of each Fund and shall specify the level of domestic assets and foreign assets by country, as appropriate. Domestic assets shall include all assets held in the United States including but not limited to American Depositary Receipts. Foreign assets shall include all assets held outside the United States including but not limited to securities that clear through Euroclear or CEDEL. The Custodian will provide as soon as practicable after receiving the information provided by the Fund with respect to the net asset level numbers, a bill for the Fund, including such reasonable detail in support of each bill as may be reasonably requested by the Fund. As used in this Appendix A, "Advisors Funds" shall mean all funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc., W&R Funds, Inc., Waddell & Reed InvestEd Portfolios, Inc. and Ivy Fund.
DOMESTIC CUSTODY FEE SCHEDULE

A.	Annual Fee (combining all domestic assets):

An annual fee to be computed as of month end and payable each month of the Fund's fiscal year (after receipt of the bill issued to each Fund based upon its portion of domestic assets), at the annual rate of:

..00003 for the first $5,000,000,000 of the net assets of all the Advisors Funds, plus
..0000275 for the next $10,000,000,000 of the net assets of all the Advisors Funds, plus
..0000265 for any net assets exceeding $15,000,000,000 of the assets of all the Advisor Funds

B.	Portfolio Transaction Fees (billed to each Fund):

	(a)	For each DTC portfolio transaction*	$ 5.25
	(b)	For each Physical portfolio transaction*	$20.00
	(c)	For each future/option contract written	$25.00
	(d)	For each principal paydown	$ 5.75
	(e)	For each interfund master-note transaction*	$ 6.00
	(f)	For each Fed Book Entry portfolio transaction*	$ 8.00
	(g)	Corporate Action/Call/Reorg	$25.00
	(h)	UMB Repurchase Agreement	$ 5.00
	(i)	Wire In/Out & Check Issued (Misc. ONLY)	$ 8.00

* A portfolio transaction includes a receive, delivery, maturity and free security movement.

C.	Earnings Credits:

Positive earnings credits will be applied on all collected custody and cash management balances of each Fund at the Custodian to earn the Custodian's daily repurchase agreement rate less reserve requirements and FDIC premiums. Negative earnings credits will be charged on all uncollected custody and cash management balances of each Fund at the Custodian's prime rate less 150 basis points on each day a negative balance occurs. Positive and/or negative earnings credits will be monitored daily for each Fund and the net positive or negative amount for each Fund will be included in the monthly statements. Excess positive credits for each Fund will be carried forward indefinitely.

D.	Out-of-Pocket Expenses (Custodian and Special Subcustodian):

Includes, but is not limited to, all special subcustodian charges, precious metal charges, security transfer fees, certificate fees, shipping/courier fees or charges, bank DDA service charges, FDIC insurance premiums, specialized programming charges and the legal review/processing of restricted and private placement securities.

GLOBAL CUSTODY FEE SCHEDULE

A.	Global Fee Schedule:
	Market:	Annual Asset Fees	Transaction Fees
	Argentina	.0018	$ 55
	Australia	.0003	$ 40
	Austria	.000525	$ 40
	Bangladesh	.0060	$140
	Belgium (Equity)	.000325	$ 40
	Belgium (Fixed Income)	.00034	$ 40
	Bolivia	.0045	$100
	Botswana	.0060	$135
	Brazil	.0017	$ 55
	Bulgaria	..0060	$135
	Canada	..00019	$ 18
	Cedel/Euroclear (Fixed Income)	..00017	$ 17
	Cedel/Euroclear (Equity)	..00045	$ 17
	Chile	..0015	$ 65
	China	..0015	$ 65
	Colombia	..0037	$100
	Croatia	..0070	$135
	Czech Republic (Equity)	..0023	$ 50
	Czech Republic (Fixed Income)	..0014	$ 50
	Denmark	..00035	$ 40
	Equador	..0040	$110
	Egypt	..0040	$120
	Estonia	..0040	$ 90
	Finland	..00035	$ 40
	France	..00024	$ 23
	Germany	..00024	$ 21
	Greece (Equity)	..0020	$ 50
	Greece (Fixed Income)	..0013	$ 50
	Hong Kong	..000375	$ 48
	Hungary (Physical Equity)	..0029	$ 70
	Hungary (Keler Eq/Fi)	..0023	$ 70
	India	..0035	$ 80
	Indonesia	..0007	$ 70
	Ireland	..00015	$ 18
	Israel	..0015	$ 75
	Italy	..00019	$ 25
	Japan	..00019	$ 26
	Jordan	..0040	$115
	Korea	..0010	$ 48
	Latvia	..0060	$ 85
	Lithuania	..0050	$ 85
	Malaysia	..0007	$ 60
	Mauritius	..0055	$165
	Mexico	..00044	$ 28
	Morocco	..0040	$135
	Netherlands	..00019	$ 21
	New Zealand	..000375	$ 70
	Norway	..000285	$ 38
	Pakistan	..0040	$110
	Panama	..0070	$135
	Peru	..0040	$ 90
	Philippines	..0015	$ 70
	Poland	..0031	$ 80
	Portugal	..00095	$ 65
	Romania	..0035	$ 80
	Russia (Equity)	..0060	$100
	Russia (Fixed Income)	..0050	$100
	Singapore	..000375	$ 50
	Slovakia	..0035	$ 65
	Slovenia	..0070	$165
	South Africa	..000375	$ 45
	Spain	..000375	$ 51
	Sri Lanka	..0025	$ 55
	Sweden	..0003	$ 40
	Switzerland	..00021	$ 31
	Taiwan	..0015	$ 70
	Thailand	..00085	$ 65
	Turkey	..0015	$ 50
	U.K.	..000135	$ 14
	Uruguay	..0035	$ 85
	Venezuela	..0037	$ 90
	Zimbabwe	..0060	$145
	Additional Charges, each

	Trade Correction and Cancel	$15.00
	Late Instruction	$15.00

	Non-Automated Trade Instruction	$15.00

	Additional market asset and transaction charges will be negotiated prior to investment.

C.	Out-of-Pocket Expenses (passed directly from Citibank):

Includes, but is not limited to, all locally mandated charges, precious metal charges, depository charges, proxy fees and charges, Euroclear deposit and withdrawal charges, stamp duties, foreign investor registration charges, local taxes, certificate fees, re-registration fees and overnight and other courier services.

SUBCUSTODIAN LIST
PURSUANT TO CUSTODIAN AGREEMENT
BETWEEN
WADDELL & REED ADVISORS NEW CONCEPTS FUND, INC.
AND
UMB BANK, n.a.

Dated as of March 31, 2003

The following is a list of Foreign Subcustodians and Special Subcustodians under the Custodian Agreement as amended:
A.	Foreign Sub-Custodians
	COUNTRY	SUBCUSTODIAN	DEPOSITORIES

	ARGENTINA	CITIBANK, NA	CDV
CRYL

	AUSTRALIA	CITICORP NOMINEES PTY	Austraclear
CHESS

	AUSTRIA	CITIBANK, NA (through Milan)	OeKB

	BANGLADESH	STANDARD CHARTERED BANK (SCB)	None

	BELGIUM	FORTIS BANK	CIK
NBB
Euroclear

	BERMUDA	BANK OF BERMUDA	BSD

	BOLIVIA	CITIBANK, NA	None

	BOTSWANA	BARCLAYS BANK OF BOTSWANA LIMITED	None

	BRAZIL	CITIBANK, NA	CBLC
CETIP
SELIC

	BULGARIA	SG EXPRESSBANK	BNB
CDAD

	CANADA	CITIBANK CANADA	CDS

	CHILE	CITIBANK, NA	DCV

	CHINA	CITIBANK, NA	CSDCC Shanghai
CSDCC Shenzhen

	COLOMBIA	CITITRUST COLOMBIA SA	DCV
DECEVAL

	COSTA RICA	BANCO BCT	CEVAL

	CROATIA	PRIVREDNA BANKA ZAGREB DD.	SDA
MoF

	CZECH REPUBLIC	CITIBANK, AS	CNB
SCP

	DENMARK	NORDEA BANK	VP

	ECUADOR	CITIBANK, NA	None

	EGYPT	CITIBANK, NA	MCSD

	ESTONIA	HENSABANK LTD	ECDS

	FINLAND	NORDEA BANK FINLAND PLC	FCSD

	FRANCE	CITIBANK, NA	Euroclear France

	GERMANY	CITIBANK, AG	CBF

	GREECE	CITIBANK, NA	CSD
BOGS

	HONG KONG	CITIBANK, NA	CMU
HKSCC

	HUNGARY	CITIBANK RT	KELER Ltd

	INDIA	CITIBANK, NA	NSDL
CDSL
RBI

	INDONESIA	CITIBANK, NA	KSEI

	IRELAND	CITIBANK, NA	CREST
Euroclear SA/NV

	ISRAEL	BANK HAPOALIM	SECH

	ITALY	CITIBANK, NA	MT

	JAPAN	CITIBANK, NA	BOJ
JASDEC

	JORDAN	CITIBANK, NA	None

	KOREA	CITIBANK, NA	KSD

	LATVIA	HENSABANK	BOL
LCD

	LITHUANIA	HENSABANK	CSDL

	LUXEMBOURG	CLEARSTREAM BANKING (Luxembourg)	Clearstream

	MALAYSIA	CITIBANK, NA	BNM
MCD

	MAURITIUS	HONGKONG & SHANGHAI BANKING CORP	CDS

	MEXICO	BANAMEX SA	Indeval

	MOROCCO	CITIBANK MAGHREB	MCLR

	NETHERLANDS	CITIBANK, NA	NECIGEF
NIEC

	NEW ZEALAND	CITIBANK NOMINEES	NZCSD

	NORWAY	NORDEA BANK NORGE ASA	VPS

	PAKISTAN	CITIBANK, NA	CDC
SBP

	PERU	CITIBANK, NA	CAVALI

	PHILIPPINES	CITIBANK, NA	PCD
ROSS

	POLAND	BANK HANDLOWY W WARSZAWIE SA	NBP
NDS

	PORTUGAL	CITIBANK INTERNATIONAL PLC	Interbolsa

	PUERTO RICO	CITIBANK, NA	None

	ROMANIA	CITIBANK ROMANIA SA	BSE
SNCDD

	RUSSIA	ZAO CITIBANK	VTB
NDC

	SINGAPORE	CITIBANK, NA	CDP

	SLOVAKIA	CESKOSLOVENSKA OBCHODNI BANK AS (CSOB)	NBS
SCP

	SLOVENIA	BANK AUSTRIA	KDD

	SOUTH AFRICA	FIRST NATIONAL BANK OF SOUTH AFRICA LIMITED	CDL
STRATE

	SPAIN	CITIBANK INTERNATIONAL PLC	CADE
SCLV

	SRI LANKA	CITIBANK, NA	CDS

	SWEDEN	SKANDINAVISKA ENSKILDA BANKEN (SEB)	VPC

	SWITZERLAND	CITIBANK, NA	SIS

	TAIWAN	CITIBANK, NA	TSCD

	THAILAND	CITIBANK, NA	TSD

	TURKEY	CITIBANK, NA	CBT
Takasbank

	UKRAINE	ING BANK	MFS
NBU

	UNITED KINGDOM	CITIBANK, NA	CMO
CRESTCO

	VENEZUELA	CITIBANK, NA	CVV
BCV

	ZIMBABWE	BARCLAYS BANK OF ZIMBABWE LIMITED	None

B.	Special Subcustodians:

HSBC Bank USA

As ratified August 20, 2003.